Exhibit 99.1

Contact: Robert Steen

              334-636-5424

UNITED SECURITY BANCSHARES, INC. TO ADJOURN

ANNUAL MEETING TO A LATER DATE

THOMASVILLE, Ala. (May 11, 2011) – United Security Bancshares, Inc. (NASDAQ: USBI) today announced that, immediately upon convening its Annual Meeting of Shareholders on May 12, 2011, the Company intends to adjourn the meeting to a later date, such date to be determined by the Company’s Board of Directors, to allow the Company to complete the restatement of its previously issued consolidated financial statements as of and for the year ended December 31, 2010. Details of the restatement are disclosed in a Form 8-K filed by the Company today, May 11, 2011, with the Securities and Exchange Commission.

Although no official business will be conducted at the meeting, management intends to make a brief presentation regarding the restatement immediately after the adjournment for any shareholders present and to allow time for shareholders to ask questions about the restatement, as disclosed in the Form 8-K.

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. With respect to the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

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